EXHIBIT 5.9

July 11, 2008

Yukon Gold Corporation, Inc.
55 York Street
Suite 401
Toronto, Ontario M5J 1R7 Canada

Gentlemen:

We have acted as counsel to Yukon Gold Corporation, Inc., a Delaware corporation (the "Company"), in connection with the registration of shares of its common stock on behalf of certain selling shareholders identified in the registration statement of the Company on Form S-1 (including all amendments, the "Registration Statement").

The Registration Statement constitutes a Pre-Effective Amendment to Registration No. 333-149459 and a Post-Effective Amendment to Registration No. 333-140674, Registration Statement No. 333-142276 and Registration Statement No. 333-137039. Pursuant to Rule 429 under the Securities Act, the prospectus included in the Registration Statement is a combined prospectus and relates to an aggregate of 32,417,919 shares of common stock of the Company ("Shares"), including (a) 3,801,688 Shares that were previously registered for resale in a registration statement on Form SB-2, Registration No. 333-140674 and covered by our opinion dated February 2, 2007 [Exhibit 5.6], (b) 373,598 Shares that were previously registered for resale in a registration statement on Form SB-2, Registration No. 333-142276 and covered by our opinion dated April 18, 2007 [Exhibit 5.7], (c) 9,543,364 Shares previously registered for resale in a registration statement on Form SB-2, Registration No. 333-137039 and covered by our opinions dated August 31, 2006 [Exhibit 5.4] and October 30, 2006 [Exhibit 5.5].

In connection with the Registration Statement, we have previously opined on 12,172,915 shares covered by a registration statement on Form S-1 (Registration No. 333-149459) in an opinion dated February 26, 2008 [Exhibit 5.7(a)1] and on an aggregate of 32,417,919 shares covered by Amendment No. 1 to such registration statement on Form S-1 (Registration No. 333-149459) in an opinion dated May 22, 2008

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1 This opinion was listed as Exhibit 5.7 while a previous opinion dated April 18, 2007 was also listed as Exhibit 5.7 (with the result that there were two "Exhibit 5.7s"). In Amendment No. 2, we have listed the February 26, 2008 opinion as Exhibit 5.7(a) in order to preserve the successive numbering of the legal opinion exhibits.

Yukon Gold Corporation, Inc.
July 11, 2008

[Exhibit 5.8]. This opinion is to serve as a clarification regarding the validity of the shares initially covered by our opinion dated May 22, 2008 [Exhibit 5.8].

The following references to "row numbers" correspond to the rows shown in the table contained in "SELLING SHAREHOLDERS – Sources of Shares Held by Selling Shareholders." The validity of the issuance of all of the Shares covered by the Registration Statement has been covered by prior legal opinions issued by this firm except: (i) 369,215 Shares issued as of August 5, 2005, more fully described in row 29, (ii) 36,504 Shares issued as of August 23, 2005, more fully described in row 30, (iii) 150,000 Shares issued as of August 30, 2005, more fully described in row 31, (iv) 490,909 Shares issued as of August 26, 2005, more fully described in row 32, (v) 149,867 Shares issued as of August 29, 2005, more fully described in row 33, (vi) 150,000 Shares issued as of December 5, 2005, more fully described in row 34, (vii) 10,000 Shares issued as of April 11, 2006 upon the exercise of stock options of the Company, more fully described in row 35, (viii) 61,171 Shares issued as of July 17, 2006 upon exercise of stock options of the Company, more fully described in row 36, (ix) 24,000 Shares issued as of September 7, 2006 upon exercise of stock options of the Company, more fully described in row 37, (x) 50,000 Shares issued as of December 12, 2006 upon exercise of stock options of the Company, more fully described in row 38, (xi) 136,364 Shares issued as of July 7, 2007, more fully described in row 39, (xii) 133,333 Shares issued as of March 1, 2005, more fully described in row number 28 [1/3 of the total], (xiii) 133,333 Shares issued as of December 6, 2005, more fully described in row number 28 [1/3 of the total] and (xiv) 133,334 Shares issued as of December 6, 2006, more fully described in row number 28 [1/3 of the total]. All of the foregoing Shares are collectively referred to herein as the "Covered Shares." In addition, this Registration Statement covers: (i) 245,555 Shares underlying warrants of the Company issued as of August 5, 2005 (the "2005 Warrants"), more fully described in row number 23, (ii) 3,465,369 Shares underlying warrants of the Company issued as of March 28, 2006 (the "March 2006 Warrants"), more fully described in row numbers 25, 26, and 27, (iii) 950,000 common Shares underlying warrants of the Company issued as of October 6, 2006 (the "October 2006 Warrants"), more fully described in row number 24, (iv) 1,837,500 Shares underlying stock options (the "Stock Options") issued by the Company pursuant to its 2006 Stock Option Plan, more fully described in row number 9. The 2005 Warrants, the March 2006 Warrants, the October 2006 Warrants and the Stock Options are referred to collectively herein as the "Convertible Securities."

The opinions set forth in this letter, whether or not qualified by the phrase "to our knowledge," are subject to the following qualifications, limitations and exceptions, and are based solely on our review, as submitted to us by the Company, of the following:

A.

The following certificates and organizational documents of the Company:

1.

Certificate of Incorporation of the Company dated May 31, 2000, with filing receipt issued by the Delaware Secretary of State dated May 31, 2000, under the name "RealDarts International, Inc.;"

Yukon Gold Corporation, Inc.
July 11, 2008

2.

A Certificate of Amendment of the Certificate of Incorporation of the Company dated August 3, 2000, filed on August 4, 2000 with the Delaware Secretary of State, which changed the name of the Company to "Optima 2000, Inc;."

3.

A Certificate of Amendment of the Certificate of Incorporation of the Company dated August 28, 2000, filed on August 29, 2000, which changed the name of the Company to "Optima International, Inc.;"

4.

A Certificate of Amendment of the Certificate of Incorporation of the Company dated August 28, 2000, filed with the Delaware Secretary of State on September 27, 2000, which changed the name of the Company to "Optima Global Corporation;"

5.

A Certificate of Merger dated February 2, 2001 and filed with the Delaware Secretary of State on February 5, 2001, in which the Company is the surviving corporation;

6.

Articles of Merger filed with the Florida Secretary of State dated February 5, 2001 together with the Plan of Merger annexed thereto, in which the Company is the surviving corporation;

7.

A Certificate of Amendment of the Certificate of Incorporation of the Company dated November 20, 2002, filed with the Delaware Secretary of State on November 27, 2002, changing the name of the Company to "Take-4, Inc.;"

8.

A Certificate for Renewal and Revival of Charter of the Company, dated October 29, 2003 and filed with the Delaware Secretary of State on October 29, 2003;

9.

A Certificate of Amendment of the Certificate of Incorporation of the Company dated October 27, 2003, filed with the Delaware Secretary of State on October 29, 2003, changing the name of the Company to "Yukon Gold Corporation, Inc.;"

10.

A Certificate of Amendment of the Certificate of Incorporation of the Company dated March 18, 2008, filed with the Delaware Secretary of Stare on March 20, 2008, which changed the capitalization of the Company;

11.

By-Laws of the Company adopted as of February 2, 2002;

12.

The Certificate of the Secretary of State of Delaware dated February 26, 2008 certifying that the Company is a corporation in good standing; and

Yukon Gold Corporation, Inc.
July 11, 2008

13.

The Minute Book of the Company as submitted to us by the Company.

B.     Such review of published sources of law as we have deemed necessary based solely upon our review of the items listed in subparagraph A above (such items being the "Reviewed Documents").

Other than our review of the Reviewed Documents and those files in our offices relative to matters with respect to which we have represented or represent the Company, we have made no inquiry or other investigation as to any factual matter.

We have assumed without any inquiry or other investigation: (a) the legal capacity of each natural person, (b) the payment of all required filing or recording fees and taxes, (c) the genuineness of each signature (including signatures on facsimile copies), the completeness of each document submitted to us, the authenticity of each document submitted to us as an original, the conformity to the original of each document submitted to us as a copy and the authenticity of the original of each document submitted to us as a copy, and (d) the truthfulness of each representation, warranty, certification or statement as to any factual matter contained in any of the Reviewed Documents.

We are members of the Bar of the State of New York and the opinions expressed herein concern only such provisions of the General Corporation Law of the State of Delaware, as currently in effect, including statutory provisions, all applicable provisions of the Delaware Constitution, as currently in effect, and reported judicial decisions interpreting those laws, as currently in effect.

Subject to the qualifications, limitations and exceptions set forth in this letter, it is our opinion that:

1.     The Covered Shares have been duly authorized and validly issued by the Company and are fully paid and non-assessable.

2.     The Shares underlying the Convertible Securities have been duly authorized and upon exercise of the Convertible Securities and payment of the exercise price, the Shares underlying the Convertible Securities will be duly and validly issued, fully paid and nonassessable.

We consent to the inclusion of this letter in the Company’s Registration Statement as an exhibit and to the reference to our firm as legal counsel in the Registration Statement. This letter speaks as of the date hereof and we disclaim any obligation to update it.

Yukon Gold Corporation, Inc.
July 11, 2008

Very truly yours,

KAVINOKY COOK, LLP

By: /s/ Jonathan H. Gardner
Jonathan H. Gardner
For the Firm